Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-313-1732

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

Fourth quarter financial results exceed high-end of expectations and continue to validate pure-play water model

TAMPA, FL – February 25, 2021 – Primo Water Corporation (NYSE:PRMW; TSX:PRMW) (the “Company” or “Primo”), a leading provider of water direct to consumers and water filtration services in North America and Europe as well as a leading provider of water dispensers, purified and spring bottled water, and self-service refill drinking water in the U.S. and Canada, today announced its results for the fourth quarter and fiscal year ended January 2, 2021.

(The fiscal year ended January 2, 2021 included 53-weeks of activity, compared to 52-weeks of activity for the fiscal year ended December 28, 2019. Unless stated otherwise, all fourth quarter 2020 comparisons are relative to the fourth quarter of 2019 and all fiscal year 2020 comparisons are relative to fiscal year 2019; all information is in U.S. dollars.)

FOURTH QUARTER HIGHLIGHTS

•	Revenue increased 15% to $505 million compared to $440 million.

•	Gross profit increased 8% to $282 million compared to $260 million.

•

Reported net loss and net loss per diluted share were $20 million and $0.12, respectively, compared to reported net income and net income per diluted share of $2 million and $0.01, respectively. Adjusted net income and adjusted net income per diluted share were $23 million and $0.14, respectively, compared to adjusted net income and adjusted net income per diluted share of $17 million and $0.13, respectively.

•	Adjusted EBITDA increased 36% to $98 million compared to $72 million and adjusted EBITDA margin increased by 300 basis points to 19.4%.

“I am very pleased with our fourth quarter results, despite a difficult operating environment and increased lockdown measures in many of the geographies we serve,” said Tom Harrington, Primo’s Chief Executive Officer. “We closed the year with another quarter of strong adjusted EBITDA and higher adjusted EBITDA margin, and we are carrying that momentum into 2021 as a more streamlined and profitable company with

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our pure-play water model. I am confident that the continued demand for our products and services, coupled with the progress we made against our key initiatives throughout 2020, will enable us to build upon these results in 2021.”

FOURTH QUARTER GLOBAL PERFORMANCE –CONTINUING OPERATIONS

•

Revenue increased 15% to $505 million compared to $440 million (increased by 9% excluding the impact of foreign exchange and the 53rd week). The increase is due primarily from the legacy Primo acquisition, increased demand for products and services from residential customers and a $19 million benefit from the 53rd week, partially offset by lower revenue from coffee services and the Water Direct commercial customer base. Revenue growth by channel is tabulated below:

Continuing Operations Revenue Bridge		Change%
2019 Q4 Revenue	$440.0
Water Direct / Water Exchange	+3.4
Water Refill / Water Filtration	+40.1
Water Dispensers	+20.2
Other Water	+1.2
Other	-23.7

Change before adjustments	+41.2	9.4%
Impact of 53rd week	+19.4
Foreign exchange	+4.4

2020 Q4 Revenue	$505.0	14.8%

•

Gross profit increased 8% to $282 million compared to $260 million driven by the acquisition of the legacy Primo business and a $12 million benefit from the 53rd week. Gross margin was 55.8% compared to 59.1%, due primarily to lower gross profit in the Rest of World (“ROW”) segment and the lower gross margin profile of the legacy Primo business.

•

SG&A expenses increased 5% to $248 million compared to $237 million. The increase was driven by the addition of the legacy Primo business and $8 million of expenses from the 53rd week, partially offset by lower SG&A resulting from cost reduction initiatives implemented earlier in the year.

•

Reported net loss and net loss per diluted share were $20 million and $0.12, respectively, compared to reported net income and net income per diluted share of $2 million and $0.01, respectively. Adjusted net income and adjusted net income per diluted share were $23 million and $0.14, respectively, compared to adjusted net income and adjusted net income per diluted share of $17 million and $0.13, respectively.

•	Adjusted EBITDA increased 36% to $98 million compared to $72 million (increased 31% excluding the impact of the 53rd week). The increase was driven primarily by

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increased demand for products and services from residential customers, improved operating leverage, the legacy Primo acquisition, synergy realization and a $4 million benefit from the 53rd week. Adjusted EBITDA margin increased by 300 basis points to 19.4%.

•

Net cash provided by operating activities of $70 million, less $29 million of capital expenditures, resulted in $41 million of free cash flow, or $56 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $84 million in the prior year.

FOURTH QUARTER REPORTING SEGMENT PERFORMANCE – CONTINUING OPERATIONS

North America

•

Revenue increased 24% to $385 million (increased by 18% excluding the impact of foreign exchange and the 53rd week) driven by the legacy Primo acquisition, increased demand for products and services from residential customers and a $19 million benefit from the 53rd week, partially offset by lower revenue from our Water Direct commercial customer base and coffee services.

North America Revenue Bridge		Change%
2019 Q4 Revenue	$310.6
Water Direct / Water Exchange	+13.5
Water Refill / Water Filtration	+39.9
Water Dispensers	+20.2
Other Water	+0.1
Other	-18.0

Change before adjustments	+55.7	17.9%
Impact of 53rd week	+18.9
Foreign exchange	+0.2

2020 Q4 Revenue	$385.4	24.1%

•	Gross profit increased 15% to $219 million driven by the legacy Primo acquisition and a $12 million benefit from the 53rd week.

•

SG&A expenses increased 7% to $174 million driven by the acquisition of the legacy Primo business and $8 million of expenses from the 53rd week, partially offset by cost reduction initiatives enacted earlier in the year.

•

Operating income increased 58% to $38 million. Adjusted EBITDA increased 43% to $82 million (increased by 36% excluding the impact of the 53rd week), due primarily to the legacy Primo acquisition, improved operating leverage, synergy realization and a $4 million benefit from the 53rd week.

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Rest of World (“ROW”)

•	Revenue decreased 8% to $120 million driven by lower revenue in our Water Direct customer base and coffee services.

Rest of World Revenue Bridge		Change%
2019 Q4 Revenue	$129.4
Water Direct	-10.1
Water Filtration	+0.2
Other Water	+1.1
Other	-5.7

Change before adjustments	-14.5	-11.2%
Impact of 53rd week	+0.5
Foreign exchange	+4.2

2020 Q4 Revenue	$119.6	-7.6%

•	Gross profit decreased 10% to $63 million driven primarily by decreased revenue in our Water Direct customer base and coffee services.

•	SG&A expenses decreased 8% to $57 million driven primarily by cost reduction initiatives enacted in our European business.

•

Operating income increased 57% to $6 million. Adjusted EBITDA decreased 1% to $24 million as decreased volume in our Water Direct customer base and coffee services business was largely offset by improved operating leverage resulting from cost reduction initiatives.

FULL YEAR GLOBAL PERFORMANCE –CONTINUING OPERATIONS

•

Revenue increased 9% to $1,954 million. The increase is driven by the legacy Primo acquisition, increased demand for products and services from residential customers and the 53rd week, partially offset by lower revenue from the Water Direct commercial customer base and coffee services. Revenue growth by channel is tabulated below:

Continuing Operations Revenue Bridge		Change%
2019 Revenue	$1,795.4
Divested Cott Beverages LLC business	-7.2

2019 adjusted revenue	$1,788.2
Water Direct / Water Exchange	+5.5
Water Refill / Water Filtration	+139.0
Water Dispensers	+75.4
Other Water	+2.6

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Other	-82.2

Change before adjustments	+140.3	7.8%
Impact of 53rd week	+19.4
Foreign exchange	+5.6

2020 Revenue	$1,953.5	9.2%

•

Gross profit increased 5% to $1,114 million compared to $1,061 million driven by the legacy Primo acquisition and the 53rd week. Gross margin was 57.0% compared to 59.1%, due primarily to lower gross profit in the ROW segment and the lower gross margin profile of the legacy Primo business.

•

SG&A expenses increased 5% to $1,007 million compared to $962 million. The increase was driven by the addition of the legacy Primo business, costs related to COVID-19 and the 53rd week, partially offset by cost reduction initiatives implemented earlier in the year.

•

Reported net loss and net loss per diluted share were $157 million and $1.01, respectively, compared to reported net loss and net loss per diluted share of $11 million and $0.08, respectively. Adjusted net income and adjusted net income per diluted share were $86 million and $0.55, respectively, compared to adjusted net income and adjusted net income per diluted share of $59 million and $0.43, respectively.

•

Adjusted EBITDA increased 26% to $362 million compared to $287 million. The increase was driven primarily by increased demand for products and services from residential customers, improved operating leverage, the legacy Primo acquisition, synergy realization and the 53rd week. Adjusted EBITDA margin increased by 250 basis points to 18.5%.

•

Net cash provided by operating activities of $194 million, less $114 million of capital expenditures, resulted in $80 million of free cash flow, or $138 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $121 million in the prior year.

OUTLOOK

Primo is targeting the following results from continuing operations for the first quarter and full year 2021:

	Q1 2021		FY 2021
	Range		Range
($ in millions)	Low	High	Low		High
Revenue	$455	$485	+	~5%
Adjusted EBITDA	$70	$75	$370		$380

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FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, February 25, 2021, at 10:00 a.m. ET, to discuss fourth quarter and full year results, which can be accessed as follows:

North	America: (888) 231-8191
International:	(647) 427-7450
Conference	ID: 6655248

A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America, Europe and Israel and generates approximately $2.0 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through major retailers and online at various price points or leased to customers. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to the customer’s door, whether at home or to commercial businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 21-country footprint representing a top five position.

Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange, the results of the divested Cott Beverages LLC business and the impact of the 53rd week in 2020, to separate the impact of these factors from Primo’s results of operations. Primo utilizes adjusted net income (loss), adjusted net

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income (loss) per diluted share, and adjusted EBITDA to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. With respect to our expectations of performance of Primo, our reconciliations of Q1 2021 and full year 2021 estimated adjusted EBITDA are not available, as we are unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the company issued debt, and costs to acquire and or sell a business if the company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. We expect the variability of these factors to have a significant, and potentially unpredictable, impact on our future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on first quarter 2021 revenue and adjusted EBITDA) and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and our strategy in response thereto on our business, financial condition and results of operations; our ability to compete successfully in the markets in

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which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to manage our operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the exchange between the Euro, the Canadian dollar and other currencies and the exchange between the British pound sterling and the Euro; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; the seasonal nature of our business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to fully realize the potential benefit of transactions or other strategic opportunities that we pursue; our ability to realize cost synergies of our acquisitions due to integration difficulties and other challenges; our limited indemnification rights in connection with the legacy Primo acquisition; our exposure to intangible asset risk; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; disruptions in our information systems; our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue, net	$505.0	$440.0	$1,953.5	$1,795.4

Cost of sales	223.2	179.8	839.6	734.2

Gross profit	281.8	260.2	1,113.9	1,061.2

Selling, general and administrative expenses	247.6	236.5	1,006.6	962.2

Loss on disposal of property, plant and equipment, net	4.4	2.9	10.6	7.6

Acquisition and integration expenses	5.3	6.4	33.7	16.4

Goodwill and intangible asset impairment charges	—	—	115.2	—

Operating income (loss)	24.5	14.4	(52.2)	75.0

Other expense (income), net	18.1	(3.4)	18.7	3.7

Interest expense, net	20.8	19.3	81.6	77.6

Loss from continuing operations before income taxes	(14.4)	(1.5)	(152.5)	(6.3)

Income tax expense (benefit)	5.6	(3.4)	4.3	4.5

Net (loss) income from continuing operations	$(20.0)	$1.9	$(156.8)	$(10.8)

Net (loss) income from discontinued operations, net of tax	(1.2)	6.2	25.1	13.7

Net (loss) income	$(21.2)	$8.1	$(131.7)	$2.9

Net (loss) income per common share

Basic:

Continuing operations	$(0.12)	$0.01	$(1.01)	$(0.08)

Discontinued operations	$(0.01)	$0.05	$0.16	$0.10

Net (loss) income	$(0.13)	$0.06	$(0.85)	$0.02

Diluted:

Continuing operations	$(0.12)	$0.01	$(1.01)	$(0.08)

Discontinued operations	$(0.01)	$0.05	$0.16	$0.10

Net (loss) income	$(0.13)	$0.06	$(0.85)	$0.02

Weighted average common shares outstanding (in thousands)

Basic	160,246	134,714	155,446	135,224

Diluted	160,246	136,460	155,446	135,224

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PRIMO WATER CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	January 2, 2021	December 28, 2019
ASSETS

Current assets
Cash and cash equivalents	$115.1	$156.9
Accounts receivable, net of allowance of $20.7 ($8.8 as of December 28, 2019)	222.3	216.7
Inventories	83.8	62.9
Prepaid expenses and other current assets	21.3	19.1
Current assets of discontinued operations	—	186.7

Total current assets	442.5	642.3
Property, plant and equipment, net	685.6	558.1
Operating lease right-of-use-assets	180.6	185.7
Goodwill	1,284.3	1,047.5
Intangible assets, net	987.6	597.0
Other long-term assets, net	24.1	20.5
Long-term assets of discontinued operations	—	339.8

Total assets	$3,604.7	$3,390.9

LIABILITIES AND EQUITY

Current liabilities
Short-term borrowings	107.7	92.4
Current maturities of long-term debt	17.9	6.9
Accounts payable and accrued liabilities	387.7	370.6
Current operating lease obligations	35.5	36.5
Current liabilities of discontinued operations	—	101.2

Total current liabilities	548.8	607.6
Long-term debt	1,345.1	1,259.1
Operating lease obligations	148.0	155.2
Deferred tax liabilities	148.1	90.6
Other long-term liabilities	67.8	58.7
Long-term liabilities of discontinued operations	—	53.5

Total liabilities	2,257.8	2,224.7

Equity
Common shares, no par value - 160,406,464 shares issued (December 28, 2019 - 134,803,211 shares issued)	1,268.0	892.3
Additional paid-in-capital	84.5	77.4
Retained earnings	81.1	265.0
Accumulated other comprehensive loss	(86.7)	(68.5)

Total Primo Water Corporation equity	1,346.9	1,166.2

Total liabilities and equity	$3,604.7	$3,390.9

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PRIMO WATER CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Cash flows from operating activities of continuing operations:

Net (loss) income	$(21.2)	$8.1	$(131.7)	$2.9

Net (loss) income from discontinued operations, net of income taxes	(1.2)	6.2	25.1	13.7

Net (loss) income from continuing operations	$(20.0)	$1.9	$(156.8)	$(10.8)
Adjustments to reconcile net (loss) income from continuing operations to cash flows from operating activities:

Depreciation and amortization	50.7	44.3	202.1	168.6

Amortization of financing fees	0.8	0.9	3.5	3.5

Share-based compensation expense	8.6	3.7	22.1	11.7

Provision (benefit) for deferred income taxes	2.8	(2.1)	0.2	(1.1)

Loss on extinguishment of long-term debt	19.7	—	19.7	—

(Gain) loss on sale of business	—	—	(0.6)	6.0

Goodwill and intangible asset impairment charges	—	—	115.2	—

Loss on disposal of property, plant and equipment, net	4.4	2.9	10.6	7.6

Other non-cash items	(2.9)	(2.4)	(1.2)	(2.4)

Change in operating assets and liabilities, net of acquisitions:

Accounts receivable	52.7	42.8	14.2	13.9

Inventories	(2.0)	1.4	1.0	(5.4)

Prepaid expenses and other current assets	5.9	3.8	2.4	4.4

Other assets	(2.7)	0.2	(3.6)	1.5

Accounts payable and accrued liabilities and other liabilities	(47.8)	3.5	(35.2)	7.7

Net cash provided by operating activities from continuing operations	70.2	100.9	193.6	205.2

Cash flows from investing activities of continuing operations:

Acquisitions, net of cash received	(10.4)	(23.9)	(446.1)	(54.6)

Additions to property, plant and equipment	(29.0)	(22.1)	(114.0)	(101.3)

Additions to intangible assets	(1.4)	(2.9)	(9.3)	(8.8)

Proceeds from sale of property, plant and equipment	0.8	(0.1)	1.8	2.2

Proceeds from sale of business, net of cash sold	—	—	—	50.5

Other investing activities	(0.4)	—	0.7	0.4

Net cash used in investing activities from continuing operations	(40.4)	(49.0)	(566.9)	(111.6)

Cash flows from financing activities of continuing operations:

Payments of long-term debt	(538.0)	(0.9)	(545.6)	(5.0)

Issuance of long-term debt	533.5	—	533.5	—

Payments on short-term borrowings	(54.8)	(1.1)	(334.7)	(64.2)

Proceeds from short-term borrowings	23.6	11.0	347.5	75.1

Premiums and costs paid upon extinguishment of long-term debt	(14.7)	—	(14.7)	—

Issuance of common shares	1.4	0.3	3.4	1.2

Common shares repurchased and canceled	(0.9)	(0.7)	(33.2)	(31.8)

Financing fees	(7.8)	—	(11.2)	—

Equity issuance fees	—	—	(1.1)	—

Dividends paid to common and preferred shareholders	(9.7)	(8.1)	(39.6)	(32.5)

Payment of contingent consideration for acquisitions	—	(0.1)	(1.2)	(0.3)

Other financing activities	(13.2)	(13.3)	5.9	(7.9)

Net cash used in financing activities from continuing operations	(80.6)	(12.9)	(91.0)	(65.4)

Cash flows from discontinued operations:

Operating activities of discontinued operations	1.3	31.9	(17.4)	41.6

Investing activities of discontinued operations	—	(10.0)	388.9	(36.2)

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Financing activities of discontinued operations	—	(0.2)	(0.1)	(0.6)

Net cash provided by discontinued operations	1.3	21.7	371.4	4.8

Effect of exchange rate changes on cash	2.7	1.2	2.5	1.7

Net (decrease) increase in cash, cash equivalents and restricted cash	(46.8)	61.9	(90.4)	34.7

Cash and cash equivalents and restricted cash, beginning of year	161.9	143.6	205.5	170.8

Cash and cash equivalents and restricted cash, end of year	115.1	205.5	115.1	205.5

Cash and cash equivalents and restricted cash of discontinued operations, end of year	—	48.6	—	48.6

Cash and cash equivalents and restricted cash from continuing operations, end of year	115.1	156.9	115.1	156.9

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PRIMO WATER CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended January 2, 2021

	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$250.5	$51.3	$—	$301.8

Water Refill/Water Filtration	51.3	7.8	—	59.1

Other Water	37.0	15.5	—	52.5

Water Dispensers	20.7	—	—	20.7

Other	25.9	45.0	—	70.9

Total	$385.4	$119.6	$—	$505.0

Gross profit	$218.5	$63.3	$—	$281.8

Gross margin %	56.7%	52.9%	—	55.8%

Selling, general and administrative expenses	$174.1	$57.3	$16.2	$247.6

SG&A % of revenue	45.2%	47.9%	N/A	49.0%

Operating income (loss)	$38.0	$5.5	$(19.0)	$24.5

Depreciation and amortization	$35.3	$15.0	$0.4	$50.7

	For the Three Months Ended December 28, 2019

	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$224.2	$59.5	$—	$283.7

Water Refill/Water Filtration	8.9	7.1	—	16.0

Other Water	34.7	13.8	—	48.5

Water Dispensers	—	—	—	—

Other	42.8	49.0	—	91.8

Total	$310.6	$129.4	$—	$440.0

Gross profit	$189.8	$70.4	$—	$260.2

Gross margin %	61.1%	54.4%	N/A	59.1%

Selling, general and administrative expenses	$163.3	$62.3	$10.9	$236.5

SG&A % of revenue	52.6%	48.1%	N/A	53.8%

Operating income (loss)	$24.0	$3.5	$(13.1)	$14.4

Depreciation and amortization	$29.7	$14.5	$0.1	$44.3

Press Release

	For the Year Ended January 2, 2021

	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$965.8	$211.6	$—	$1,177.4

Water Refill/Water Filtration	175.1	29.3	—	204.4

Other Water	160.7	63.5	—	224.2

Water Dispensers	75.9	—	—	75.9

Other	115.7	155.9	—	271.6

Total	$1,493.2	$460.3	$—	$1,953.5

Gross profit	$862.9	$251.0	$—	$1,113.9

Gross margin %	57.8%	54.5%	—%	57.0%

Selling, general and administrative expenses	$710.0	$244.8	$51.8	$1,006.6

SG&A % of revenue	47.5%	53.2%	—%	51.5%

Operating income (loss)	$132.1	$(111.4)	$(72.9)	$(52.2)

Depreciation and amortization	$142.4	$58.4	$1.3	$202.1

	For the Year Ended December 28, 2019

	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$905.1	$252.7	$—	$1,157.8

Water Refill/Water Filtration	35.6	26.8	—	62.4

Other Water	157.8	59.4	—	217.2

Water Dispensers	—	—	—	—

Other	171.3	179.5	7.2	358.0

Total	$1,269.8	$518.4	$7.2	$1,795.4

Gross profit	$770.5	$290.4	$0.3	$1,061.2

Gross margin %	60.7%	56.0%	4.2%	59.1%

Selling, general and administrative expenses	$668.2	$252.0	$42.0	$962.2

SG&A % of revenue	52.6%	48.6%	N/A	53.6%

Operating income (loss)	$92.7	$29.1	$(46.8)	$75.0

Depreciation and amortization	$113.1	$55.2	$0.3	$168.6

Press Release

PRIMO WATER CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT

(in millions of U.S. dollars, except percentage amounts)

Unaudited

	For the Three Months Ended January 2, 2021

	North America	Rest of World	All Other	Primo (a)
Change in revenue	$74.8	$(9.8)	$—	$65.0

Impact of foreign exchange (b)	$(0.2)	$(4.2)	$—	$(4.4)

Change excluding foreign exchange	$74.6	$(14.0)	$—	$60.6

Percentage change in revenue	24.1%	(7.6)%	—%	14.8%

Percentage change in revenue excluding foreign exchange	24.0%	(10.8)%	—%	13.8%

Impact of 53rd week in 2020	$(18.9)	$(0.5)	$—	$(19.4)

Change excluding foreign exchange and impact of 53rd week in 2020	$55.7	$(14.5)	$—	$41.2

Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2020	17.9%	(11.2)%	—%	9.4%

	For the Year Ended January 2, 2021

	North America	Rest of World	All Other	Primo (a)
Change in revenue	$223.4	$(58.1)	$(7.2)	$158.1

Impact of foreign exchange (b)	$0.5	$(6.1)	$—	$(5.6)

Change excluding foreign exchange	$223.9	$(64.2)	$(7.2)	$152.5

Percentage change in revenue	17.6%	(11.2)%	(100.0)%	8.8%

Percentage change in revenue excluding foreign exchange	17.6%	(12.4)%	(100.0)%	8.5%

Impact of 53rd week in 2020	$(18.9)	$(0.5)	$—	$(19.4)

Change excluding foreign exchange and impact of 53rd week in 2020	$205.0	$(64.7)	$(7.2)	$133.1

Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2020	16.1%	(12.5)%	(100.0)%	7.4%

Press Release

	For the Three Months Ended January 2, 2021

	North America	Rest of World	All Other	Primo (a)

Change in gross profit	$28.7	$(7.1)	$—	$21.6

Impact of foreign exchange (b)	$(0.1)	$(2.4)	$—	$(2.5)

Change excluding foreign exchange	$28.6	$(9.5)	$—	$19.1

Percentage change in gross profit	15.1%	(10.1)%	—%	8.3%

Percentage change in gross profit excluding foreign exchange	15.1%	(13.5)%	—%	7.3%

Impact of 53rd week in 2020	$(12.2)	$—	$—	$(12.2)

Change excluding foreign exchange and impact of 53rd week in 2020	$16.4	$(9.5)	$—	$6.9

Percentage change in gross profit excluding foreign exchange and impact of 53rd week in 2020	8.6%	(13.5)%	—%	2.7%

	For the Year Ended January 2, 2021

	North America	Rest of World	All Other	Primo (a)

Change in gross profit	$92.4	$(39.4)	$(0.3)	$52.7

Impact of foreign exchange (b)	$0.3	$(3.6)	$—	$(3.3)

Change excluding foreign exchange	$92.7	$(43.0)	$(0.3)	$49.4

Percentage change in gross profit	12.0%	(13.6)%	(100.0)%	5.0%

Percentage change in gross profit excluding foreign exchange	12.0%	(14.8)%	(100.0)%	4.7%

Impact of 53rd week in 2020	$(12.2)	$—	$—	$(12.2)

Change excluding foreign exchange and impact of 53rd week in 2020	$80.5	$(43.0)	$(0.3)	$37.2

Percentage change in gross profit excluding foreign exchange and impact of 53rd week in 2020	10.4%	(14.8)%	(100.0)%	3.5%

(a) Primo Water Corporation includes the following reporting segments: North America (which includes our DSS, Aquaterra, Mountain Valley and Legacy Primo businesses), Rest of World (which includes our Eden, Aimia, Decantae and Farrers businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

(b) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION

(EBITDA)

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019

Net (loss) income from continuing operations	$(20.0)	$1.9	$(156.8)	$(10.8)

Interest expense, net	20.8	19.3	81.6	77.6

Income tax expense (benefit)	5.6	(3.4)	4.3	4.5

Depreciation and amortization	50.7	44.3	202.1	168.6

EBITDA (a)	$57.1	$62.1	$131.2	$239.9

Acquisition and integration costs (b), (c)	5.3	6.4	33.7	16.4

Share-based compensation costs (d)	8.6	1.9	22.1	9.9

COVID-19 costs (e)	2.4	—	20.8	—

Goodwill and intangible asset impairment charges (f)	—	—	115.2	—

Foreign exchange and other (gains) losses, net (g)	(1.7)	(3.7)	1.5	0.9

Loss on disposal of property, plant and equipment, net (h)	4.4	2.9	10.6	7.6

Loss on extinguishment of long-term debt (i)	19.7	—	19.7	—

(Gain) loss on sale of business (j)	—	—	(0.6)	6.0

Other adjustments, net (k)	2.2	2.5	7.3	6.4

Adjusted EBITDA (a)	$98.0	$72.1	$361.5	$287.1

Revenue, net	$505.0	$440.0	$1,953.5	$1,795.4

Adjusted EBITDA margin %	19.4%	16.4%	18.5%	16.0%

(a) The three months and year ended January 2, 2021 include $3.9 million of benefit associated with the 53rd week.

(b) Includes an increase of $1.8 million of share-based compensation costs for the three months and year ended December 28, 2019 related to awards granted in connection with the acquisition of our Eden business.

		For the Three Months Ended		For the Year Ended
	Location in Consolidated Statements of Operations	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
		(Unaudited)		(Unaudited)

(c) Acquisition and integration costs	Acquisition and integration expenses	$5.3	$6.4	$33.7	$16.4

(d) Share-based compensation costs	Selling, general and administrative expenses	8.6	1.9	22.1	9.9

(e) COVID-19 costs	Selling, general and administrative expenses	2.4	—	20.8	—

(f) Goodwill and intangible asset impairment charges	Goodwill and intangible asset impairment charges	—	—	115.2	—

(g) Foreign exchange and other (gains) losses, net	Other expense (income), net	(1.7)	(3.7)	1.5	0.9

(h) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	4.4	2.9	10.6	7.6

(i) Loss on extinguishment of long-term debt	Other expense (income), net	19.7	—	19.7	—

(j) (Gain) loss on sale of business	Other expense (income), net	—	—	(0.6)	6.0

(k) Other adjustments, net	Other expense (income), net	0.1	0.1	(1.7)	(2.8)

	Selling, general and administrative expenses	2.1	2.3	8.6	9.4

	Cost of Sales	—	0.1	0.4	7.0

	Revenue, net	—	—	—	(7.2)

Press Release

PRIMO WATER CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended

	January 2, 2021	December 28, 2019

Net cash provided by operating activities from continuing operations	$70.2	$100.9

Less: Additions to property, plant, and equipment	(29.0)	(22.1)

Free Cash Flow	$41.2	$78.8

Plus:

Acquisition and integration cash costs	2.7	2.9

COVID-19 related cash costs	5.2	—

Incremental interest payment on 2024 Notes (a)	9.0	—

Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.5	2.0

Less:

Deferral of payroll tax related costs - government programs	(2.5)	—

Adjusted Free Cash Flow	$56.1	$83.7

	For the Year Ended

	January 2, 2021	December 28, 2019

Net cash provided by operating activities from continuing operations	$193.6	$205.2

Less: Additions to property, plant, and equipment	(114.0)	(101.3)

Free Cash Flow	$79.6	$103.9

Plus:

Acquisition and integration cash costs	31.2	14.8

Transaction cash costs paid on behalf of acquiree	13.4	—

COVID-19 related cash costs	20.4	—

Incremental interest payment on 2024 Notes (a)	9.0	—

Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.5	2.0

Less:

Deferral of payroll tax related costs - government programs	(16.5)	—

Adjusted Free Cash Flow	$137.6	$120.7

(a) Accrued interest paid upon redemption of the 2024 Notes.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) AND ADJUSTED EBITDA BY REPORTING SEGMENT (a)

(in millions of U.S. dollars)

Unaudited

	For Three Months Ended January 2, 2021

	North America	Rest of World	All Other	Total

Operating income (loss)	$38.0	$5.5	$(19.0)	$24.5

Other (income) expense, net	(0.7)	(1.6)	20.4	18.1

Depreciation and amortization	35.3	15.0	0.4	50.7

EBITDA (a), (b)	$74.0	$22.1	$(39.0)	$57.1

Acquisition and integration costs	2.3	0.2	2.8	5.3

Share-based compensation costs	1.9	0.4	6.3	8.6

COVID-19 costs	0.9	1.5	—	2.4

Foreign exchange and other (gains) losses, net	(0.4)	(2.0)	0.7	(1.7)

Loss on disposal of property, plant and equipment, net	4.0	0.4	—	4.4

Loss on extinguishment of long-term debt	—	—	19.7	19.7

Other adjustments, net (c)	(0.5)	0.9	1.8	2.2

Adjusted EBITDA (b)	$82.2	$23.5	$(7.7)	$98.0

	For Three Months Ended December 28, 2019

	North America	Rest of World	All Other	Total

Operating income (loss)	$24.0	$3.5	$(13.1)	$14.4

Other (income) expense, net	(0.2)	(3.5)	0.3	(3.4)

Depreciation and amortization	29.7	14.5	0.1	44.3

EBITDA (a)	$53.9	$21.5	$(13.3)	$62.1

Acquisition and integration costs	0.6	3.6	2.2	6.4

Share-based compensation costs	0.4	0.3	1.2	1.9

Foreign exchange and other (gains) losses, net	(0.2)	(3.7)	0.2	(3.7)

Loss on disposal of property, plant and equipment, net	1.9	1.0	—	2.9

Other adjustments, net (e)	0.8	1.0	0.7	2.5

Adjusted EBITDA	$57.4	$23.7	$(9.0)	$72.1

Press Release

	For the Year Ended January 2, 2021

	North America	Rest of World	All Other	Total

Operating income (loss)	$132.1	$(111.4)	$(72.9)	$(52.2)

Other (income) expense, net	(0.1)	(0.9)	19.7	18.7

Depreciation and amortization	142.4	58.4	1.3	202.1

EBITDA (a), (b)	$274.6	$(52.1)	$(91.3)	$131.2

Acquisition and integration costs	9.8	2.8	21.1	33.7

Share-based compensation costs	6.3	1.4	14.4	22.1

COVID-19 costs	9.6	10.9	0.3	20.8

Goodwill and intangible asset impairment charges	1.2	114.0	—	115.2

Foreign exchange and other losses, net	0.1	0.8	0.6	1.5

Loss on disposal of property, plant and equipment, net	9.8	0.8	—	10.6

Loss on extinguishment of long-term debt	—	—	19.7	19.7

Gain on sale of business (d)	—	—	(0.6)	(0.6)

Other adjustments, net (f)	2.4	1.2	3.7	7.3

Adjusted EBITDA (b)	$313.8	$79.8	$(32.1)	$361.5

	For the Year Ended December 28, 2019

	North America	Rest of World	All Other	Total

Operating income (loss)	$92.7	$29.1	$(46.8)	$75.0

Other (income) expense, net	(1.5)	0.3	4.9	3.7

Depreciation and amortization	113.1	55.2	0.3	168.6

EBITDA (a)	$207.3	$84.0	$(51.4)	$239.9

Acquisition and integration costs	3.0	8.3	5.1	16.4

Share-based compensation costs	2.3	0.9	6.7	9.9

Foreign exchange and other (gains) losses, net	(0.8)	2.6	(0.9)	0.9

Loss on disposal of property, plant and equipment, net	6.5	1.1	—	7.6

Loss on sale of business (d)	—	—	6.0	6.0

Other adjustments, net (g)	2.2	0.9	3.3	6.4

Adjusted EBITDA	$220.5	$97.8	$(31.2)	$287.1

(a) EBITDA by reporting segment is derived from operating income (loss) as operating income (loss) is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.

(b) The three months and year ended January 2, 2021 include $3.9 million of benefit associated with the 53rd week of which $4.2 million was generated by North America and $(0.3) million by All Other.

(c) Impact of other adjustments, net for North America includes a $(0.3) million credit reflected in selling, general and administrative (“SG&A”) expenses and $0.2 million of net gains reflected under other (income) expense, net in the Consolidated Statement of Operations. Impact of other adjustments, net for Rest of World includes $0.6 million of expenses reflected under SG&A expenses and $0.3 million of net losses reflected under other (income) expense, net in the Consolidated Statement of Operations. Impact of other adjustments, net for All Other are reflected under SG&A expenses in the Consolidated Statement of Operations.

(d) (Gain) loss on sale of Cott Beverages LLC business, which was sold on February 8, 2019, is reflected under other (income) expense, net on the Consolidated Statements of Operations.

(e) Impact of other adjustments, net for North America and All Other are reflected under SG&A expenses in the Consolidated Statement of Operations. Impact of other adjustments, net for Rest of World includes $0.8 million of expenses reflected under SG&A expenses, $0.1 million of expenses reflected under cost of sales and $0.1 million of expense reflected in other (income) expense, net in the Consolidated Statement of Operations.

(f) Impact of other adjustments, net for North America includes $2.0 million of expenses reflected under SG&A expenses and $0.4 million of expenses reflected under cost of sales in the Consolidated Statement of Operations. Impact of other adjustments, net for Rest of World includes $2.9 million of expenses reflected under SG&A expenses and $1.7 million of net gains reflected under other (income) expense, net in the Consolidated Statement of Operations. Impact of other adjustments, net for All Other are reflected under SG&A expenses in the Consolidated Statement of Operations.

(g) Impact of other adjustments, net for North America includes $2.8 million of expenses reflected under SG&A expenses and $0.6 million of income reflected under other (income) expense, net in the Consolidated Statement of Operations. Impact of other adjustments, net for Rest of World includes $2.6 million of expenses reflected under SG&A expenses, $0.2 million of expenses reflected under cost of sales and $1.9 million of income reflected in other (income) expense, net in the Consolidated Statement of Operations. Impact of other adjustments, net for All Other includes $2.9 million of expenses reflected under SG&A expenses in the Consolidated Statements of Operations and $0.4 million of net impact on our operations related to the divested Cott Beverages LLC business after a $0.2 million share-based compensation expense adjustment.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 9

SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS

(in millions of U.S. dollars, except share amounts)

Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net (loss) income from continuing operations (as reported)	$(20.0)	$1.9	$(156.8)	$(10.8)

Adjustments:

Amortization expense of customer lists	13.0	12.3	51.6	48.0

Acquisition and integration costs	5.3	6.4	33.7	16.4

Share-based compensation costs	8.6	1.9	22.1	9.9

COVID-19 costs	2.4	—	20.8	—

Goodwill and intangible asset impairment charges	—	—	115.2	—

Foreign exchange and other (gains) losses, net	(1.7)	(3.7)	1.5	0.9

Loss on extinguishment of long-term debt	19.7	—	19.7	—

(Gain) loss on sale of business	—	—	(0.6)	6.0

Other adjustments, net	2.2	2.5	7.3	6.4

Tax impact of adjustments (a)	(6.3)	(4.0)	(28.2)	(17.7)

Adjusted net income from continuing operations	$23.2	$17.3	$86.3	$59.1

Net income (loss) from continuing operations	$(20.0)	$1.9	$(156.8)	$(10.8)

Basic EPS	$(0.12)	$0.01	$(1.01)	$(0.08)

Diluted EPS	$(0.12)	$0.01	$(1.01)	$(0.08)

Weighted average common shares outstanding (in thousands)

Basic	160,246	134,714	155,446	135,224

Diluted	160,246	136,460	155,446	135,224

Adjusted Earnings Per Share (Non-GAAP)

Adjusted net income from continuing operations (Non-GAAP)	$23.2	$17.3	$86.3	$59.1

Adjusted diluted EPS (Non-GAAP)	$0.14	$0.13	$0.55	$0.43

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	161,872	136,460	156,844	137,063

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 1,626 for the three months ended January 2, 2021 and 1,398 and 1,839 for the year ended January 2, 2021 and December 28, 2019, respectively These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods. GAAP diluted weighted average common shares outstanding were used for the three months ended December 28, 2019.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 10

SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE

(in millions of U.S. dollars)

Unaudited

	Primo (a)		Primo (a)

	For the Three Months Ended		For the Year Ended

	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019

Revenue, net	$505.0	$440.0	$1,953.5	$1,795.4

Divested Cott Beverages LLC business	—	—	—	(7.2)

Impact of 53rd week	(19.4)	—	(19.4)	—

Adjusted revenue, net	$485.6	$440.0	$1,934.1	$1,788.2

Change in adjusted revenue, net	$45.6		$145.9

Percentage change in adjusted revenue, net	10.4%		8.2%

Impact of foreign exchange (b)	$(4.4)		$(5.6)

Percentage change in adjusted revenue, net excluding foreign exchange impact	9.4%		7.8%

(a) Primo Water Corporation includes the following reporting segments: North America (which includes our DSS, Aquaterra, Mountain Valley and Legacy Primo businesses), Rest of World (which includes our Eden, Aimia, Decantae and Farrers businesses) and All Other (which includes other miscellaneous expenses and our Cott Beverages LLC business, which was sold in the first quarter of 2019).

(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.